EXHIBIT 5.1

575 Madison Avenue
New York, NY 10022-2585
212.940.8800 tel
212.940.8776 fax

August 18, 2015

Ford Credit Floorplan Corporation

c/o Ford Credit SPE Management Office

One American Road

Dearborn, Michigan 48126

Ford Credit Floorplan LLC

c/o Ford Credit SPE Management Office

One American Road

Dearborn, Michigan 48126

Re:                             Ford Credit Floorplan Master Owner Trust A, Series 2015-5
Registration Statement on Form S-3 File No. 333-187623

Ladies and Gentlemen:

We have acted as special counsel to Ford Credit Floorplan Corporation, a Delaware corporation (“FCF Corp”), and Ford Credit Floorplan LLC, a Delaware limited liability company (“FCF LLC” and, together with FCF Corp, the “Co-Registrants”), and Ford Credit Floorplan Master Owner Trust A, a Delaware statutory trust, as issuer (the “Trust”), in connection with the above-referenced Registration Statement (the “Registration Statement”), and with the issuance by the Trust on the date hereof of its Asset Backed Notes, Series 2015-5, Class A and Class B (collectively, the “Notes”).  The Trust is governed by the Second Amended and Restated Trust Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (the “Trust Agreement”), between the Co-Registrants, as depositors, and U.S. Bank Trust National Association, as owner trustee (the “Owner Trustee”), and the Notes will be issued under and pursuant to the Second Amended and Restated Indenture, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (the “Indenture”), between the Trust and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2015-5 Indenture Supplement, dated as of August 1, 2015 (the “Indenture Supplement”), entered into between the Trust and the Indenture Trustee.

In that regard, we generally are familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of the Notes, and have made investigations of law and have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Co-Registrants

AUSTIN          CENTURY CITY          CHARLOTTE          CHICAGO          HOUSTON          IRVING          LOS ANGELES
NEW YORK          ORANGE COUNTY          SAN FRANCISCO BAY AREA          SHANGHAI          WASHINGTON, DC
LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations and the Trust and such other instruments of the Co-Registrants, the Trust and such other persons, as we have deemed appropriate as a basis for the opinions expressed below, including (a) the Registration Statement, (b) the Trust Agreement, the Indenture, the Indenture Supplement (including the form of Notes included as an exhibit thereto), the Underwriting Agreement, dated August 12, 2015, among the Depositors, Ford Motor Credit Company LLC and the representatives of the several underwriters named therein, and the other transaction documents and forms of transaction documents attached as exhibits to the Registration Statement (collectively, the “Agreements”) and (c) the prospectus supplement, dated August 12, 2015 (the “Prospectus Supplement”), and the Prospectus, dated August 6, 2015 (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”), relating to the offering of the Notes.

We express no opinion except as to matters that are governed by federal law, the laws of the State of New York or the Delaware General Corporation Law, the Delaware Limited Liability Company Act or the Delaware Statutory Trust Act.  All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

Based upon the foregoing, we are of the opinion that, with respect to any Series of Notes, when (a) the Indenture and the Indenture Supplement have been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Indenture and the Indenture Supplement have been duly authorized by all necessary action and duly executed and delivered by all necessary parties, and (c) the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and the Indenture Supplement and issued and sold as contemplated in the Prospectus and the Agreements and delivered pursuant to Section 5 of the Securities Act of 1933, as amended, in connection therewith, the Notes will have been duly authorized by all necessary action of the Trust and will be legally and validly issued, binding obligations of the Trust, fully paid and non-assessable, and the holders of the Notes will be entitled to the benefits of the Indenture and the Indenture Supplement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion by the Trust under Form 8-K in connection with the offering and sale of the Notes, and to references to this firm as counsel to the Co-Registrants and the Trust in the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Katten Muchin Rosenman LLP